SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of
                        The Securities Exchange Act of 1934

                                  June 27, 2006
                                (Date of Report)


                            ALANCO TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                                    0-9437
                            (Commission File No.)

               Arizona                                  86-0220694
      (State or other jurisdiction)         ( IRS Employer Identification No.)

               15575 N 83RD WAY, SUITE 3, SCOTTSDALE, ARIZONA 85260
              (Address of Principal Executive Office)      (Zip Code)

                                  (480)607-1010
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communication pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CRF 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
     Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4 ( c) under the Exchange Act (17 CFR 240.134-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets


The Company announced, on June 26, 2006, that it had signed a definitive agreement to acquire 100% of privately held StarTrak Systems, LLC, a leading provider of GPS tracking and wireless subscription data services to the transportation industry. The transaction, valued at approximately $15 million, is an all-stock transaction consisting of the issuance of 13.2 million Alanco Common shares, plus the assumption of approximately $5 million in net liabilities. Five million shares are due at closing with the balance subject to Alanco shareholder approval, the value of which would otherwise be payable in cash. Additional shares may be earned based upon profitibality persormance targets for fiscal years ending June 30, 2007 and 2008. The transaction is scheduled to close on June 30, 2006.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 - Agreement and Schedules
        99.2 - Loan agreement and Promissory Note
        99.3 - Alanco Press Release

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2006                  ALANCO TECHNOLOGIES, INC.
                                     By: /s/ John A Carlson
                                         ------------------
                                         Chief Financial Officer